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                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68464) pertaining to the Lodgian, Inc. 401(k) Plan of our report dated July 14, 2000, with respect to the consolidated statement of operations, statement of stockholders equity, and statement of cash flow of Lodgian, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                     /s/  Ernst & Young LLP


Atlanta, Georgia
March 29, 2002